Exhibit 21.1

SUBSIDIARIES OF THE COMPANY
As of November 30, 2015

Name of the Subsidiary	State or Country in Which Organized

2117974 Ontario Inc.	Canada

Beijing Jumeng Technology Development Ltd.	China

Berwyr S.A.	Uruguay

BPO Holdco Coöperatief U.A.	Netherlands

ComputerLand Corporation	California

Concentrix Brazil Outsourcing of Processes, Administrative Services and Technologies to Enterprises Ltda.	Brazil

Concentrix (Canada) Limited	Canada

Concentrix Coop Holdco Limited	Bermuda

Concentrix Corporation	New York

Concentrix Costa Rica, S.A.	Costa Rica

Concentrix Daksh Services India Private Limited	India

Concentrix Daksh Services Philippines Corporation	the Philippines

Concentrix Europe Limited	the United Kingdom

Concentrix Free Trade Zone, S.A.	Costa Rica

Concentrix GBS Limited	Bermuda

Concentrix Global Holdings, Inc.	Delaware

Concentix Hungary KFT	Hungary

Concentrix HK Limited	Hong Kong, China

Concentrix Insurance Administration Solutions Corporation	South Carolina

Concentrix Investment Holdings Corporation	British Virgin Islands

Concentrix Ireland Limited	Ireland

Concentrix México, S. de R.L. de C.V	Mexico

Concentrix NewHK Limited	Hong Kong, China

Concentrix New (BVI) Corporation	British Virgin Islands

Concentrix Nicaragua S.A.	Nicaragua

Concentrix Logistics Corporation	British Virgin Islands

Concentrix Services Bulgaria EOOD	Bulgaria

Name of the Subsidiary	State or Country in Which Organized
Concentrix Services (Canada) Limited	Canada

Concentrix Services (Colombia) S.A.S.	Colombia

Concentrix Services Corporation	British Virgin Islands

Concentrix Services (Dalian) Co., Ltd.	China

Concentrix Services (Dalian) Co., Ltd. Beijing Branch	China

Concentrix Services (Dalian) Co., Ltd. Shanghai Branch	China

Concentrix Services del Perú S.A.C	Perú

Concentrix Services (Germany) GmbH	Germany

Concentrix Services (Ireland) Limited	Ireland

Concentrix Services Korea Limited	Korea

Concentrix Services (Netherlands) B.V.	Netherlands

Concentrix Services (New Zealand) Limited	New Zealand

Concentrix Services (Poland) spółlka z o.o.	Poland

Concentrix Services Portugal, Sociedade Unipessoal, LDA	Portugal

Concentrix Services Pty Ltd	Australia

Concentrix Services (Singapore) Pte. Ltd.	Singapore

Concentrix Services Slovakia s.r.o.	Slovakia

Concentrix Services (South Africa) (Pty) Ltd	South Africa

Concentrix Services Spain, S.L.U.	Spain

Concentrix Services Sweden filial	Sweden

Concentrix Technology FZ-LLC	the United Arab Emirates

Concentrix Technologies (India) Private Limited	India

Concentrix Technologies Limited	the United Kingdom

CyberLogistics Corporation	Japan

Dalian Jumeng Technology Development Ltd.	China

EMJ America, Inc.	North Carolina

Guiyang Jumeng Technology Development Ltd.	China

Hyve Solutions Canada Limited	Canada

Hyve Solutions Corporation	California

Hyve Solutions Europe Limited	the United Kingdom

Hyve Solutions (Taiwan) Corporation	Taiwan

Name of the Subsidiary	State or Country in Which Organized
Infotec SYNNEX Holdings K.K.	Japan

Japan Concentrix Bizin Tech K.K.	Japan

Japan Concentrix Business Services K.K.	Japan

Japan Concentrix K.K	Japan

Lasting Holdings Corporation	California

Lasting Holdings Singapore Pte. Ltd.	Singapore

License Online, Inc	California

SCGS (Malaysia) SDN. BHD.	Malaysia

Sennex Enterprises Limited	Hong Kong, China

Shenzhen Shunrong Telecommunication Technologies Ltd. (dba Concentrix China)	China

Shenzhen Shunrong Telecommunication Technologies Ltd. Foshan Branch	China

Sichuan 86Bridge Information Technology	China

SIT Funding Corporation	Delaware

SYNNEX Canada Limited	Canada

SYNNEX-Concentrix UK Limited	the United Kingdom

SYNNEX de México, S.A. de C.V.	Mexico

SYNNEX Finance Hybrid II, LLC	California

SYNNEX Information Technologies (Beijing) Ltd.	China

SYNNEX Information Technologies (China) Ltd.	China

SYNNEX Information Technologies ( Chengdu) Ltd.	China

SYNNEX Infotec Corporation	Japan

SYNNEX Servicios, S.A. de C.V.	Mexico

SYNNEX Software Technologies (HK) Limited	Hong Kong, China

The Global Email Trustee Limited	the United Kingdom

Velami Holdings Corporation	the Philippines